Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

1. Grant of Option.
(a)Grant. IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2018 Stock Incentive Plan (the “Plan”) and this Employee Stock Option Agreement, including any exhibit, appendix or addendum hereto (the “Agreement”), hereby grants to the employee named on the opposite side of this Agreement (the “Optionee”) an option to purchase, in whole or in part, the number of shares of common stock, par value $0.10 per share, of the Company (“Shares”) at a price per Share as noted on the opposite side of this Agreement, subject to the terms and conditions of this Agreement, the Plan and the description of the Plan set forth in the Plan Prospectus. The Plan and the Plan Prospectus are provided to the Optionee with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan or the Plan Prospectus.
(b)Restrictive Covenant Agreements. Optionee acknowledges and affirms that: (i) Optionee is subject to non-competition, non-solicitation and/or confidentiality provisions set forth in one or more agreements with the Company or any of its Affiliates (including, as applicable, employment, consulting or advisory contracts; confidentiality and nondisclosure agreements; or other agreements; in each case as may be amended, supplemented or replaced from time to time) (collectively, the “Restrictive Covenant Agreements”); (ii) this Option is granted in consideration of Optionee’s agreement to be bound by the Optionee’s Restrictive Covenant Agreements; (iii) if the Company requests that Optionee execute updated Restrictive Covenant Agreements, the vesting of this Option is conditioned on Optionee’s execution and delivery of such updated Restrictive Covenant Agreements in a manner and by a date satisfactory to the Company in its sole discretion, and the failure of Optionee to so execute and deliver any such requested updated Restrictive Covenant Agreement by such date will result in the immediate cancellation of, and automatic forfeiture of any rights Optionee may have with respect to, this Option; and (iv) Optionee agrees to comply with the restrictions and obligations set forth in Optionee’s Restrictive Covenant Agreements.
2. Type of Stock Option.
If the opposite side of this Agreement indicates that this Option is an “Incentive Stock Option”, this Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). If the opposite side of this Agreement indicates that this Option is a “Non-Qualified Stock Option”, this Option shall not be considered an incentive stock option as defined by Section 422 of the Code.
3. Exercise of Option and Provisions for Termination.
(a)Vesting Schedule and Expiration. Except as otherwise provided in this Agreement, this Option shall expire at 4:00 p.m., Eastern time, on the Expiration Date indicated on the opposite side of this Agreement. This Option will become exercisable (“vest”) in installments as to the number of Shares and during the respective installment periods set forth on the opposite side of this Agreement. The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during an exercise period, it shall continue to be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option. This Option may not be exercised at any time after the Expiration Date.
(b)Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee’s delivery of written notice of exercise through the online service designated by the Company (currently E*TRADE OptionsLink), specifying the number of Shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by such online service of such written notice together with the required payment. The Optionee may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.
(c)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date indicated on the opposite side of this Agreement, an employee of the Company or an Affiliate, a consultant of the Company or an Affiliate or a member of the Board (an “Eligible Optionee”). The Company shall determine in good faith (including in accordance with Section 409A of the Code) and in the exercise of its discretion whether the Optionee has ceased to be an employee, consultant or Board member, as applicable, and the effective date of the Optionee’s termination of such status, and such determinations shall be final, binding and conclusive.
(d)Exercise Period Upon Termination of Relationship with the Company. If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in paragraphs (e), (f) and (g) below, the right to exercise this Option shall terminate 3 months after such cessation (but in no event after the Expiration Date), provided that this Option shall be exercisable only to the extent that the Optionee was entitled to exercise this Option on the date of such cessation. Notwithstanding any provision in this Agreement that may be to the contrary, if, following the Optionee’s cessation of being an Eligible Optionee for any reason, except as provided in paragraphs (e), (f) and (g) below, all or a portion of the three-month exercise period applicable to the Option as described above occurs during a time when the Optionee is prohibited from trading in securities of the Company without violating applicable federal or state securities laws or the rules related to a blackout period or quiet period declared by the Company pursuant to its insider trading or similar policy, the three-month exercise period applicable to the Option will be tolled for the number of days that such prohibitions or restrictions apply, such that the three-month exercise period will be extended by the same number of days as were subject to the prohibitions or restrictions; provided, however, that such three-month exercise period may not be extended due to such tolling past the Expiration Date of the Option.
(e)Exercise Period Upon Death or Disability; Immediate Vesting upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Optionee, or if the Optionee dies within 3 months after the Optionee ceases to be an Eligible Optionee, and the Company or its Affiliate has not terminated such relationship for “cause” as specified in paragraph (g) below, this Option shall be exercisable until the 1 year anniversary date following the date of death or disability of the Optionee by the Optionee or by the person to whom this Option is transferred by will or the laws of descent and distribution, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee on the date he or she ceased to be an Eligible Optionee. Notwithstanding anything in this Agreement that may be to the contrary, in the event the Optionee dies or becomes disabled (as defined above) at a time when the Optionee is an Eligible Optionee, then this Option shall immediately vest and become exercisable with respect to all Shares underlying this Option as of the date of the Optionee’s death or disability; provided, however, if such death or disability occurs within one year of the Grant Date, then this Option shall continue to vest after the date of such death or disability in accordance with the schedule described in Section 3(a) above, except that it will immediately vest and become exercisable with respect to all Shares underlying this Option as of the date that is the one-year anniversary of the Grant Date of this Option.
(f)Exercise Period Upon Retirement. If the Optionee retires (as defined below) prior to the Expiration Date while he or she is an Eligible Optionee, and the Company or its Affiliate has not terminated such relationship for “cause” as specified in paragraph (g) below, this Option shall (i) to the extent the date of such retirement occurs on or after the first vesting date set forth on the opposite side of this Agreement, continue to vest after the date of such retirement in accordance with the schedule described in Section 3(a) above for a period that encompass (and until) the occurrence of the second vesting date following the date of such retirement (the “Extended Vesting Date”) and (ii) to the extent vested, remain exercisable until the 3 year anniversary date following the date of retirement of the Optionee (but in no event after the Expiration Date). Notwithstanding anything in this Agreement that may be to the contrary, in the event the Optionee dies or becomes disabled (as defined above) at a time after the Optionee’s retirement but before the Extended Vesting Date, then this Option shall immediately vest and become exercisable with respect to all Shares underlying this Option as of the date of the Optionee’s death or disability. “Retire” and “retirement” shall mean retirement at or after the attainment of age 60, provided that the Optionee has been an employee of the Company or its Affiliate for at least 10 years as of the date of the Optionee’s termination date, not including any years during which the Optionee was employed by a company that was acquired by or merged with the Company, and provided further that the Optionee shall be eligible to retire under the terms of this Agreement if the Optionee has provided the Company written notice of such retirement in the form required by the Company at least six months prior to the Optionee’s anticipated termination date due to retirement. Notwithstanding anything herein to the contrary, the Board or the Compensation Committee of the Board may waive at any time the requirement that the Optionee provide at least six-months’ prior written notice of retirement in a form required by the Company to be eligible to retire under the terms of this Agreement.
(g)Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment, consulting or Board relationship with the

Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

Company or its Affiliate because he or she is discharged for “cause” (as defined below), the right to exercise this Option shall terminate immediately upon such relationship cessation. “Cause” shall mean willful misconduct in connection with the Optionee’s employment, consulting or Board service or willful failure to perform his or her employment, consulting or Board responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of the Restrictive Covenant Agreements), as determined by the Company, which determination shall be final, binding and conclusive. The Optionee shall be considered to have been discharged for “cause” if the Company determines, within 30 days of the Optionee’s resignation, that discharge for cause was warranted.
(h)Restrictive Covenant Agreements. Notwithstanding anything in the Agreement that may be to the contrary, if the Company determines that Optionee has violated any provisions set forth in the Restrictive Covenant Agreements, in addition to any and all rights and remedies set forth therein or otherwise available under law or equity, Optionee covenants and agrees that: (i) the unvested portion of this Option will immediately be cancelled, and Optionee shall automatically forfeit any rights Optionee may have with respect to such unvested Option Shares as of the date of such determination; (ii) the right to exercise this Option shall automatically terminate as of the date of such determination; and (iii) the Company or its Affiliate may also take action at equity or in law to enforce the provisions of the Restrictive Covenant Agreements.
Following application of this provision of the Agreement, Optionee will continue to be bound by the obligations, promises and other agreements contained in the Restrictive Covenant Agreements and this Agreement.
4. Payment of Purchase Price.
(a)Method of Payment. Payment of the purchase price for Shares purchased upon exercise of this Option shall be made (i) by delivery to the Company, or to the online service designated by the Company, of an amount equal to the purchase price of such Shares, (ii) by delivery to the Company of Shares (either actually or by attestation) then owned by the Optionee for at least 6 months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes) or delivery of other consideration having a fair market value equal in amount to the purchase price of such Shares, (iii) to the extent permitted by the Board, in its sole discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the purchase price and any required Tax-Related Items (as defined below), or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the purchase price and any required Tax-Related Items; or (iv) by any combination of cash, Shares, and other consideration as the Board may specify.
(b)Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any Shares or other non-cash consideration which may be delivered to the Company in exercise of this Option shall be determined as provided in the Plan.
(c)Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises Options by delivery of Shares, any certificate or certificates representing the Shares to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such Shares, and any electronic delivery of Shares shall be in a manner sufficient for purposes of transferring such Shares to the Company. Fractional Shares will not be accepted in payment of the purchase price of Shares acquired upon exercise of this Option.
5. Delivery of Shares; Compliance with Securities Laws, Etc.
(a)General. The Company shall, upon payment of the Option price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.
(b)Listing, Qualification, Etc. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of Shares subject hereto upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect disclosure, or to satisfy such other condition.
6. Nontransferability of Option.
Except as provided in paragraph (e) of Section 3, this Option is personal and no rights granted hereunder may be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee (whether by operation of law or otherwise). During the lifetime of the Optionee, this Option shall be exercised only by the Optionee.
7. No Special Employment Rights.
Nothing contained in the Plan, the Plan Prospectus or this Agreement shall be construed or deemed to constitute an employment or service contract or confer or be deemed to confer on the Optionee any right to continue in the employ or service of, or to continue any other relationship with, the Company or an Affiliate or limit in any way any right of the Company or an Affiliate, as applicable, to terminate the Optionee's employment or service or other relationship at any time, with or without cause.
8. Rights as a Shareholder.
The Optionee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until a certificate representing such Shares, or electronic equivalent, is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate or electronic equivalent is issued.
9. Taxes.
(a)Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee's employer (the “Employer”), the ultimate liability for all income tax (whether foreign, federal, state or local), social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (the “Tax-Related Items”) is and remains the Optionee’s responsibility as it may come due and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Optionee further acknowledges that Tax-Related Items may be incurred at different times.
(b)Withholding. The Optionee acknowledges and agrees to make arrangements satisfactory to the Company with respect to any withholding obligation the Company or the Employer (or former employer) may have for Tax-Related Items. Without limitation to the foregoing, the Optionee acknowledges and agrees that to satisfy any such withholding obligation for Tax-Related Items, the Company may (i) withhold from the Optionee's wages or other cash compensation paid to the Optionee by the Company and/or the Employer, (ii) withhold from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization), or (iii) withhold by any other method permitted under the Plan and applicable law. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Optionee's jurisdiction (in which case, the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to

Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

the equivalent amount in Shares). The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)Tax Consequences. The Optionee has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Optionee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

10. Limitations on Disposition of Incentive Stock Option Shares.
If, as indicated on the opposite side of this Agreement, this Option is an “incentive stock option”, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within 1 year after such Shares were acquired pursuant to such exercise, nor within 2 years after the Grant Date. If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such Shares within said periods, he or she will notify the Company in writing within 10 days after such disposition, and provide any other information regarding such disposition that the Company may require.
11. Data Privacy.
The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.
The Optionee authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan.
12. Miscellaneous.
(a)This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(b)Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, subject to the requirements for certain amendments or alterations set forth in the Plan.
(c)This Agreement shall be binding upon and inure to the benefit of the Company and the Optionee and their respective heirs, executors, administrators, representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 6 hereof.
(d)The Option and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflict of laws principles.
(e)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares.
(g)All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth in this Agreement or at such other address as may be designated in writing by either of the parties to one another.
(h)The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(i)If the Optionee works and/or resides outside the United States, the Option and any Shares subject to the Option shall be subject to any special terms and conditions set forth in Exhibit A. Moreover, if the Optionee relocates outside of the United States and to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.
(j)The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

Exhibit A to
Employee Stock Option Agreement
IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

This Exhibit A includes special terms and conditions and notifications applicable to the Optionee resides and/or works outside the United States and, as applicable, in one of the countries listed below. These terms and conditions and notifications supplement or replace (as indicated) the terms and conditions set forth in the Agreement to which it is attached.
If the Optionee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if the Optionee transfers employment or residency to another country after the Option is granted, the Company, in its discretion, will determine the extent to which the terms and conditions set forth in this Exhibit A will apply to the Optionee.
Capitalized terms used but not defined in this Exhibit A shall have the same meanings as in the Agreement and/or the Plan, as applicable.
ALL NON-U.S. LOCATIONS
Nature of Grant.
In accepting the Option, the Optionee acknowledges, understands and agrees that:
    (a) the Plan is established voluntarily by the Company it is discretionary in nature;
    (b) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
    (c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
    (d) the Optionee is voluntarily participating in the Plan;
    (e) the Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;
    (f) the Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
    (g) unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, services the Optionee may provide as a director of a Subsidiary or Affiliate;
    (h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; if the underlying Shares do not increase in value, the Option will have no value; if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the purchase price;
(i) for purposes of the Option, the Optionee will be considered to have ceased employment as of the date the Optionee is no longer actively providing services to the Company or an Affiliate; the Company shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the vesting of the Option and the exercise of the Option following termination of employment. Further, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Optionee ceasing to be employed by or provide services to the Company or an Affiliate for any reason whatsoever; and
(j) neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the
Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
Choice of Venue.
For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maine, agree that such litigation shall be conducted in the courts of Cumberland County, Maine, or the federal courts for the United States for the District of Maine, where this grant is made and/or to be performed.
Language.
The Optionee acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of the Agreement. Furthermore, if the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Insider Trading Restrictions/Market Abuse Laws.
The Optionee acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Optionee’s country of residence, which may affect the Optionee’s ability to acquire or sell Shares or rights to Shares (e.g., Options) during such time as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Optionee is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.
Foreign Asset/Account and Exchange Control Requirements.
Depending on the Optionee’s country, the Optionee may be subject to foreign asset/account and/or exchange control reporting or other requirements as a result of the exercise of the Option, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Optionee may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Optionee acknowledges that he or she is responsible for ensuring compliance with any such requirements and that he or she should consult with the Optionee’s own personal tax and legal advisors, as applicable, on these matters.
Data Privacy (For Jurisdictions in the European Union (“EU”) / European Economic Area (“EEA”), Switzerland and the United Kingdom)
This section replaces Section 11 of the Agreement:
(a) Data Collection and Usage. The Company collects, processes and uses personal data about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates, details of all Options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer. In order to participate in the Plan, the Company will collect the Optionee’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Optionee’s personal data is based on necessity for the performance of the Plan and pursuant to the Company’s legitimate business interests.
(b) Stock Plan Administration Service Providers. The Company transfers the Optionee’s data to E*TRADE Corporate Financial Services, Inc. (including its affiliated companies), an independent service provider based in the United States (“U.S.”), which assists the Company with the implementation, administration and management of the Plan. In the future,

Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

the Company may select a different service provider and share the Optionee’s data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for the Optionee to receive and trade Shares. The Optionee will be asked to agree on separate terms and data processing practices with the service provider(s), which is a condition to the Optionee’s ability to participate in the Plan.
(c) International Data Transfers. The Optionee’s personal data will be transferred to the U.S. where the Company and its service providers are based. The Company’s legal basis for the transfer of the Optionee’s personal data to the U.S. is its use of the standard data protection clauses.
(d) Data Retention. The Company will use the Optionee’s personal data only as long as necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Optionee’s personal data, which will generally be seven (7) years after the Optionee participates in the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
(e) Data Subject Rights. The Optionee has a number of rights under data privacy laws in the Optionee’s country. Depending on where the Optionee is based, his or her rights may include the right to (a) request access or copies of personal data processed by the Company, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) lodge complaints with competent authorities in the Optionee’s country, and/or (g) receive a list with the names and addresses of any potential recipients of the Optionee’s personal data. To receive clarification regarding the Optionee’s rights or to exercise such rights please contact the Company’s Data Privacy Officer electronically, by phone, or mail, in strict confidence.
Data Privacy (Non-EU Jurisdictions).
This section supplements Section 11 of the Agreement:
The Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.
The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.
Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, the Optionee’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that the Optionee may contact his or her local human resources representative.
AUSTRIA
There are no country-specific provisions.
BRAZIL
Securities Law Information. The offer of the Option and the underlying Shares is not registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM). The Shares may not be offered or sold in Brazil, except under circumstances that do not constitute a public offering or distribution of securities under Brazilian laws and regulations.
Nature of Grant. This provision supplements the Nature of Grant section above:
In accepting the Option, the Optionee acknowledges that (i) the Optionee is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to the Optionee.
Compliance with Law. By accepting the Option, the Optionee agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the exercise of the Option, the receipt of any dividends, and the sale of Shares acquired under the Plan.
FRANCE
Option Not Tax-Qualified. The Option is not intended to qualify for specific tax and social security treatment in France.
Language Consent. By accepting the Option, the Optionee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
Consentement à la Langue Utilisée. En acceptant cette Option, le Bénéficiaire confirme avoir lu et compris le Plan et le Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause.
GERMANY
There are no country-specific provisions.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Securities Law Information. WARNING: The Optionee is being offered an Option which allows the Optionee to purchase Shares in accordance with the terms of the Plan and the Agreement. The Shares, if purchased, give the Optionee a stake in the ownership of the Company. The Optionee may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Optionee will be paid only after all creditors and holders of preferred shares have been paid. The Optionee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Optionee may not be given all the information usually required. The Optionee will also have fewer other legal protections for this investment.
The Optionee understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before exercising any Options under the Plan.
The Shares are quoted and approved for trading on the NASDAQ Global Select Market in the United States of America. This means that, if the Optionee purchases Shares under the Plan, the Optionee may be able to sell his or her investment on the NASDAQ Global Select Market if there are interested buyers. The Optionee understands that he or she may get less than the Optionee’s investment. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Optionee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as

Exhibit 10.44
CEO Stock Option Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

well as on the Company’s website at https://www.idexx.com/corporate/investors-home.html.
SINGAPORE
Securities Law Information. The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that the Option is subject to section 257 of the SFA and the Optionee will not be able to make any subsequent sale of the Shares acquired pursuant to the Option in Singapore or any offer of such subsequent sale of Shares in Singapore unless such sale or offer in Singapore is made (a) after six months after the Grant Date, or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
SPAIN
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the Option. The Plan, the Agreement and any other documents evidencing the grant of the Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Nature of Grant. This provision supplements the Nature of Grant section above:
In accepting the Option, the Optionee acknowledges that he or she has received a copy of the Plan, has reviewed and understands the Plan and agrees to participation in the Plan.
The Optionee further understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to employees of the Company or any Subsidiary or Affiliate throughout the world. The decision to grant the Options is a limited decision that is entered into upon the express assumption and condition that any Option grant will not economically or otherwise bind the Company or any Subsidiary or Affiliate on an ongoing basis other than as set forth in this Agreement. Consequently, the Optionee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Option and the underlying Shares is unknown and unpredictable.
Additionally, the Optionee understands that the vesting and exercisability of the Option is expressly conditioned on the Optionee’s continued and active rendering of service to the Employer such that, except as specifically provided in Section 2 of the Agreement, if the Optionee’s employment terminates for any reason whatsoever, the Optionee’s Option will cease vesting immediately effective as of the date of termination of his or her employment and any post-termination exercisability period will be measured from such date. This will be the case, for example, even if (a) the Optionee is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Optionee terminates service due to a change of work location, duties or any other employment or contractual condition; (d) the Optionee terminates service due to the Company’s or any Subsidiary’s or Affiliate’s unilateral breach of contract; or (e) the Optionee’s employment terminates for any other reason whatsoever. Consequently, upon termination of employment for any of the above reasons, the Optionee will automatically lose any rights to Options granted that were unvested on the date of termination of the Optionee’s employment, as described in the Agreement.
Finally, the Optionee understands that this grant would not be made to him or her but for the assumptions and conditions referred to herein; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Options shall be null and void.
SWITZERLAND
Securities Law Information. Neither this document nor any other materials relating to the Option (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Eligible Optionee, or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
UNITED KINGDOM (“U.K.”)
Taxes. This provision supplements Section 9 of the Agreement:
Without limitation to Section 9 of the Agreement, the Optionee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Optionee on which additional income tax and National Insurance contributions may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may be recovered from the Optionee by the Company or the Employer at any time thereafter by any of the means referred to in Section 9 of the Agreement.